UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2017

DS HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

______________

Florida	001-35763	20-8380461
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5379 Lyons Road, Coconut Creek, FL 33073

(Address of Principal Executive Office) (Zip Code)

(888) 404-7770

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2017 the Board of Directors of DS Healthcare Group, Inc. (the “Company”) received notice that John Power was resigning as a Chief Financial and Chief Administrative Officer of the company for personal reasons, effective immediately.

Also on September 30, 2017 the Board of Directors of Company selected Mr. Robert Bellaflores, formerly the Vice President & Controller of the Company as its new Chief Financial Officer.

Robert Bellaflores has served as Vice President & Controller of the “Company since November 1, 2016, and as the Company’s Chief Financial Officer will supervise all Financial and Administrative aspects of the Company including banking relationship, regulatory relationships, professional service provider relationships, MIS, and compliance. Mr. Bellaflores has over 30 years of accounting experience in both public and private industry beginning his career at Deloitte & Touche in New York prior to moving to Florida in 1991. Prior to joining the Company, he was an associate with the Projects Division of Steven Douglas & Associates from 2006 to 2016 working with clients in Publications Media, Communications, Real Estate, Retail and Manufacturing industries. Prior to 2006 Mr. Bellaflores was the Controller for several public and private companies such as Perfumania and NuCo2. Mr. Bellaflores is a Certified Public Accountant and has a BBA in Accounting from Bernard M. Baruch College in NY(CUNY).

On October 2, 2017, the Board of Directors of DS Healthcare Group, Inc appointed Mr. John Power as a director of the Company. Mr. Power previously served as the Company’s Chief Financial and Chief Administrative Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DS HEALTHCARE GROUP, INC.

Date: October 2, 2017	By:	/s/ Robert Bellaflores
Robert Bellaflores
Chief Financial Officer